UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2008

Commission File Number: 0-23363

AMERICAN DENTAL PARTNERS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	04-3297858
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

American Dental Partners, Inc.

401 Edgewater Place, Suite 430

Wakefield, Massachusetts 01880

(Address of principal executive offices, including zip code)

(781) 224-0880

(781) 224-4216 (fax)

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 132-4(c) under the Exchange Act

ITEM 2.02	Results of Operations and Financial Condition

On March 4, 2008, American Dental Partners, Inc. (the “Company”) issued a press release regarding results for the quarter and year ended December 31, 2007. Following the release of this information, the Company discovered an error in the calculation of diluted weighted average common shares outstanding, diluted net earnings per share and diluted cash net earnings per share.

Pursuant to Statement of Financial Accounting Standards No. 128 “Earnings Per Share”, the dilutive effect of options should not be included in the calculation of earnings per share if there is a loss from continuing operations. Consequently, the following information has been corrected.

	Three Months Ended December 31, 2007		Twelve Months Ended December 31, 2007
	As reported	Corrected	As reported	Corrected
Diluted weighted average common shares outstanding:	13,337	12,812	13,312	12,681
Diluted net earnings per common share:	$(1.41)	$(1.47)	$(0.58)	$(0.61)
Diluted cash net earnings per common share:	$(1.31)	$(1.36)	$(0.26)	$(0.27)

ITEM 8.01	Other Events

Reference is made to the disclosure contained in this Current Report on Form 8-K, Item 2.02 Results of Operations and Financial Condition and such information is incorporated hereunder by this reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN DENTAL PARTNERS, INC.

March 7, 2008	/s/ Breht T. Feigh
Breht T. Feigh
Executive Vice President,
Chief Financial Officer and Treasurer
(principal financial officer)